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                                                             EXHIBIT NUMBER (10)
                                                            TO 6/30/95 FORM 10-Q

                          NORTHERN TRUST CORPORATION

                          MANAGEMENT PERFORMANCE PLAN

                                     1995

I.   Purpose of Plan
     ---------------

     The purpose of the Annual Performance Plan (the "Plan") is to promote the achievement of superior financial and operating performance of the Northern Trust Corporation and its subsidiaries (hereinafter referred to as the "Corporation"), and further the objective of delivering unrivaled service quality to its clients and partners through the awarding of cash incentive payments to selected officers.

II.  Plan Year
     ---------

     The Plan is effective from January 1, 1995 to December 31, 1995.

III. Eligibility and Participation
     -----------------------------

     Eligibility to participate in the Plan is restricted to selected executive officers and subject to approval by the Compensation and Benefits Committee of the Board of Directors (the "Committee").

IV.  Participant Target Awards
     -------------------------

     At the beginning of the Plan year, the Committee shall determine individual target awards. The target award will be described as a percent of the annual base salary earned during the Plan year.

V.   Award Determination
     -------------------

     The Committee establishes a Corporate Earnings Target for the Plan at the beginning of the Plan year. The available funding for participant awards will be based on (a) the aggregate of participants' target award amounts and (b) the Corporation's financial achievement versus the Corporate Earnings Target. The amount of the award funding will either increase or decrease as calculated by the formula detailed in Attachment I.

VI.  Payment of Awards
     -----------------

     Awards will be paid in cash as soon as practicable following the completion of the Plan year. Any award amount that, with all other compensation paid or to be paid for that year to the participant, exceeds the level of tax deductible compensation to the Corporation, as determined by the Internal Revenue Service 162(m), will be deferred and paid in the year following the participant's retirement. Deferred award balances will be adjusted with an interest factor as shall be determined at the time of the deferral by the Committee.
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     Notwithstanding the foregoing, awards payable because of a Change in
     Control of the Corporation pursuant to Paragraph VIII shall be paid in cash as soon as practicable following such Change in Control.

VII. Administration
     --------------

     The Plan shall be administered by the Management Committee of the Corporation (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee in the effective administration of the Plan, as described herein, shall be final and conclusive.

     The Board of Directors of the Corporation, by written resolution, may amend, suspend, or terminate any or all provisions of the Plan at any time.

VIII. Miscellaneous Provisions
      ------------------------

     The following miscellaneous provisions are applicable to the Plan:

     (a) In the event of a participant's death, disability or retirement, awards shall be prorated to the date of the event, and paid as described in
         Section VI.

     (b) Termination of employment by a participant during the Plan year, for reasons other than death, disability, or retirement shall result in immediate exclusion from the Plan unless the Compensation and Benefits Committee decides otherwise in its sole discretion.

     (c) Except in the event of the death of a participant, the rights and interests of a participant under the Plan shall not be assigned, encumbered, or transferred.

     (d) No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan, nor any action taken thereunder, shall be construed as giving any employee or other person any right to be retained in the employ of the Corporation.

     (e) The Corporation shall have the right to deduct from all payments made under the Plan any taxes required by law to be withheld with respect to such payment.

     (f) All questions pertaining to the validity, construction and administration of the Plan and any award hereunder shall be determined in conformity with the laws of the State of Illinois.

                                       2
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(g)  Each participant shall designate a beneficiary (the "Designated
     Beneficiary") to receive the award, if any, allocated to a participant, in the event of such participant's death. If no Designated Beneficiary survives the participant, it shall be the surviving spouse of the participant or, if there is no surviving spouse, it shall be the participant's estate.

(h) Notwithstanding any other terms contained herein, in the event of a Change in Control of the Corporation, discretionary awards shall be paid in accordance with the last sentence of Section VI of this Plan. For purposes of this paragraph, a "Change in Control" of the Corporation shall be deemed to occur on the earliest of:

     (i) The receipt by the Corporation of a Schedule 13D or other statement filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, or more than 30% of the outstanding capital stock of the Corporation entitled to vote for the election of directors ("voting stock");

     (ii) The commencement by any entity, person, or group (other than the Corporation or a subsidiary of the Corporation) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Corporation;

     (iii) The effective time of (A) a merger or consolidation of the Corporation with one or more other corporations as a result of which the holders of the outstanding voting stock of the Corporation immediately prior to such merger or consolidation hold less than 80% of the voting stock of the surviving or resulting corporation, or (B) a transfer of substantially all of the property of the Corporation other than to an entity of which the Corporation owns at least 80% of the voting stock; or

     (iv) The election to the Board of Directors of the Corporation, without the recommendation or approval of the incumbent Board of Directors of the Corporation, or the lesser of (A) three directors or (B) directors constituting a majority of the number of directors of the Corporation then in office.

                                       3

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                                                                    Attachment I

                          MANAGEMENT PERFORMANCE PLAN

                 CORPORATE EARNINGS TARGET AND AWARD SCHEDULE

1995 CORPORATE EARNINGS TARGET
- ------------------------------

The 1995 Management Performance Plan Corporate Earnings Target is $213.8 million. Actual earnings after the accrual for payments made under the Plan and after any adjustments for unusual and/or extraordinary items will be compared against the Corporate Earnings Target.

TARGET AWARD SCHEDULE
- ---------------------

The percentage of the aggregate target award funding will be determined in accordance with the following formula:

    For each percent change in net income above/below the respective earnings target, the pool amount shall change by: 1% for each percent between
    0% - 5%, 2% for each percent between 5.1% - 10%, 3% for each percent between 10.1% - 15%, and 4% for each percent between 15.1% - 20%.

================================================================================
                % of Net Income Target      % of Pool Amount Funded
- --------------------------------------------------------------------------------
                         120%                         150%
- -------------------------------------------------------------------------------
                         115%                         130%
- -------------------------------------------------------------------------------
                         110%                         115%
- -------------------------------------------------------------------------------
                         107%                         109%
- -------------------------------------------------------------------------------
                         105%                         105%
- -------------------------------------------------------------------------------
                         103%                         103%
- -------------------------------------------------------------------------------
                         100%                         100%
- -------------------------------------------------------------------------------
                          97%                          97%
- -------------------------------------------------------------------------------
                          95%                          95%
- -------------------------------------------------------------------------------
                          93%                          91%
- -------------------------------------------------------------------------------
                          90%                          85%
- -------------------------------------------------------------------------------
                          85%                          70%
- -------------------------------------------------------------------------------
                          80%                          50%
==============================================================================


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